EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Prospectus and Registration Statement on Form S-1, as amended, of our report dated September 8, 2011 on the consolidated financial statements of Wellesley Bank as of December 31, 2010 and 2009, and for the years then ended, appearing in the Prospectus, which is a part of this Registration Statement on Form S-1. We further consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

November 7, 2011